                                                                     Exhibit 2.1

  Confidential materials omitted and filed separately with the Securities and
             Exchange Commission. Asterisks denote such omissions.


                                                                  EXECUTION COPY



                           ASSET PURCHASE AGREEMENT


                                by and between


                        PRECISION PHARMA SERVICES, INC.


                                      and


                            V.I. TECHNOLOGIES, INC.



                               August 13, 2001

                               Table of Contents
                               -----------------

1.    Sale and Delivery of the Purchased Assets.......................................................   2

      1.1   Delivery of the Purchased Assets...........................................................  2
      1.2   Further Assurances.........................................................................  4
      1.3   Purchase Price.............................................................................  5
      1.4   Assumption of Liabilities..................................................................  5
      1.5   Allocation of Purchase Price and Assumed Liabilities.......................................  6
      1.6   The Closing................................................................................  6
      1.7   Carried Interest...........................................................................  6
      1.8   [XXXXX] Contingent Amount..................................................................  7

2.    Representations of the Seller...................................................................   8

      2.1   Organization...............................................................................  8
      2.2   Capitalization of the Seller...............................................................  8
      2.3   Authorization..............................................................................  8
      2.4   Ownership of the Assets....................................................................  9
      2.5   Financial Statements.......................................................................  9
      2.6   Absence of Undisclosed Liabilities......................................................... 10
      2.7   Litigation................................................................................. 10
      2.8   Insurance.................................................................................. 10
      2.9   Inventory.................................................................................. 11
      2.10  Fixed Assets............................................................................... 11
      2.11  Change in Financial Condition and Assets................................................... 11
      2.12  Tax Matters................................................................................ 11
      2.13  Accounts Receivable........................................................................ 11
      2.14  Books and Records.......................................................................... 12
      2.15  Contracts and Commitments.................................................................. 12
      2.16  Compliance with Agreements and Laws........................................................ 13
      2.17  Employee Relations......................................................................... 14
      2.18  Absence of Certain Changes or Events....................................................... 14
      2.19  Customers.................................................................................. 15
      2.20  Suppliers.................................................................................. 15
      2.21  Prepayments and Deposits................................................................... 15
      2.22  Trade Names and Other Intangible Property.................................................. 16
      2.23  ERISA...................................................................................... 16
      2.24  Real Property.............................................................................. 17
      2.25  Indebtedness to and from Officers, Directors and Stockholders.............................. 19
      2.26  Disclosure................................................................................. 19

3.    Representations of the Buyer....................................................................  20

      3.1   Organization and Authority................................................................. 20
      3.2   Authorization.............................................................................. 20
      3.3   Actions and Proceedings.................................................................... 21
      3.4   Conflicting Agreements..................................................................... 21
      3.5   Disclosure................................................................................. 21

XXXXX Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                               Table of Contents
                               -----------------

                                  (continued)

                                                                                                           Page
                                                                                                           ----
4.    Access to Information; Public Announcements; Employee Matters........................................ 21

      4.1  Access to Management, Properties and Records.................................................... 21
      4.2  Confidentiality................................................................................. 22
      4.3  Public Announcements............................................................................ 22
      4.4  Matters Related To Employees of the Plasma Operations Business.................................. 23
      4.5  Agreements With Respect to Seller's 401(k) Plan................................................. 23

5.    Pre-Closing Covenants of the Seller.................................................................. 24

      5.1  Conduct of Business............................................................................. 24
      5.2  Taxes........................................................................................... 25
      5.3  Communication with Customers and Suppliers...................................................... 25
      5.4  Continuing Obligation to Inform................................................................. 25
      5.5  Exclusive Dealing............................................................................... 25
      5.6  Covenant to Meet Closing Conditions............................................................. 25

6.    Conditions to Obligations of the Buyer............................................................... 26

      6.1  Continued Truth of Representations and Warranties of the Seller; Compliance
           with Covenants and Obligations.................................................................. 26
      6.2  Corporate Proceedings........................................................................... 26
      6.3  Governmental Approvals.......................................................................... 26
      6.4  Consents of Lenders, Lessors and Other Third Parties............................................ 26
      6.5  Adverse Proceedings............................................................................. 26
      6.6  Opinion of Counsel.............................................................................. 26
      6.7  Opinion of Special Counsel...................................................................... 27
      6.8  Financing....................................................................................... 27
      6.9  Bank Subordination Agreement.................................................................... 27
      6.10 License Agreements.............................................................................. 27
      6.11 Engineer's Report............................................................................... 27
      6.12 Closing Deliveries.............................................................................. 27

7.    Conditions to Obligations of the Seller.............................................................. 28

      7.1  Continued Truth of Representations and Warranties of the Buyer; Compliance
           with Covenants and Obligations.................................................................. 28
      7.2  Corporate Proceedings........................................................................... 28
      7.3  Governmental Approvals.......................................................................... 28
      7.4  Consents of Lenders, Lessors and Other Third Parties............................................ 28
      7.5  Adverse Proceedings............................................................................. 29

                               Table of Contents
                               -----------------

                                  (continued)

                                                                                                           Page
                                                                                                           ----
      7.6  Opinion of Counsel.............................................................................. 29
      7.7  Closing Deliveries.............................................................................. 29

8.    Indemnification; Thresholds and Limitations on Liability............................................. 29

      8.1  Indemnification by the Buyer and the Seller..................................................... 29
      8.2  Additional Indemnification by the Seller........................................................ 30
      8.3  Indemnification by the Buyer.................................................................... 30
      8.4  Claims for Indemnification...................................................................... 30
      8.5  Defense by Indemnifying Party................................................................... 31
      8.6  Survival of Representations; Claims for Indemnification......................................... 31
      8.7  Limitation on Liability; Threshold on Liability................................................. 31

9.    Post-Closing Agreements.............................................................................. 32

      9.1  Confidentiality................................................................................. 32
      9.2  No Solicitation or Hiring of Former Employees................................................... 32
      9.3  Non-Competition Agreement....................................................................... 33
      9.4  Specific Performance............................................................................ 33
      9.5  Sharing of Data................................................................................. 33
      9.6  Accounts Receivable............................................................................. 34
      9.7  Payment of Red Cross Collaboration Debt......................................................... 34
      9.8  Certain Guarantees.............................................................................. 34
      9.9  Transfer and Sales Tax; Certain Tax Matters..................................................... 35
      9.10 FDA Matters..................................................................................... 36
      9.11 Management Retention Payments and Buyer Employee Bonuses........................................ 37
      9.12 Insurance Coverage.............................................................................. 37

10.   Termination of Agreement............................................................................. 38

      10.1 Termination by Lapse of Time.................................................................... 38
      10.2 Termination by Agreement of the Parties......................................................... 38
      10.3 Termination by Reason of Breach................................................................. 38
      10.4 Effect of Termination........................................................................... 38

11.   Brokers.............................................................................................. 38

      11.1 For the Seller.................................................................................. 38
      11.2 For the Buyer................................................................................... 38

12.   General Provisions................................................................................... 39

                               Table of Contents
                               -----------------

                                  (continued)

                                                                                      Page
                                                                                      ----
     12.1  Notices.................................................................... 39
     12.2  Successors and Assigns..................................................... 39
     12.3  Entire Agreement; Amendments; Attachments.................................. 40
     12.4  Waivers.................................................................... 40
     12.5  Expenses................................................................... 40
     12.6  Governing Law; Forum; Jury Trial Waived.................................... 40
     12.7  Section Headings........................................................... 40
     12.8  Severability............................................................... 41
     12.9  Counterparts............................................................... 41

Exhibits to the Agreement

A General Instrument of Assumption of Liabilities by Precision Pharma Services, Inc. in favor of V.I. Technologies, Inc., effective August 13, 2001

B Assignment & Assumption & Consent & Waiver Agreement by and among Suffolk County Industrial Development Agency, V.I. Technologies, Inc., and Precision Pharma Services, Inc., effective August 13, 2001

C Sewer Estoppel Letter from the County of Suffolk (New York State) Department of Public Works dated May 24, 2001 to V.I. Technologies

D Assignment & Assumption & Consent & Waiver Agreement by and among 3 HQ Associates, LLC (successor to Flatbrick LLC), V.I. Technologies, Inc., and Precision Pharma Services, effective August 13, 2001

E    Opinion of Palmer & Dodge LLP, dated August 13, 2001

F    Opinion of Morris, Nichols, Arsht & Tunnel, dated August 13, 2001

G Co-Exclusive License Agreement for UVC Irradiation for Transfusion Plasma Products by and between Precision Pharma Services, Inc. and V.I. Technologies, Inc., effective August 13, 2001

H Exclusive License Agreement for Universal Plasma for Transfusion Plasma Products by and between Precision Pharma Services, Inc. and V.I. Technologies, Inc., effective August 13, 2001

I Non-Exclusive License Agreement for PCR Testing Related Services and Products between Precision Pharma Services, Inc. and V.I. Technologies, Inc., effective August 13, 2001

J Transition Services Agreement by and between Precision Pharma Services, Inc. and V.I. Technologies, Inc., effective August 13, 2001

K Bill of Sale executed by V.I. Technologies, Inc. in favor of Precision Pharma Services, Inc., effective August 13, 2001

L    Opinion of Choate, Hall & Stewart, dated August 13, 2001

Schedules to the Agreement

1.1(a)(iv)     Prepaid Expenses and Deposits
1.1(a)(v)      Exception Contract Rights
1.1(a)(viii)   Motor Vehicles
1.1(a)(x)      Intangible Property
1.1(b)         Excluded Assets
1.4(a)         Assumed Liabilities
1.5            Allocation of Purchase Price
2.1            Organization of the Seller
2.3            Consents and Approvals
2.4(i)         Ownership of Assets; Encumbrances
2.4(ii)        Ownership of Assets; Permitted Encumbrances
2.6            Exposures; Potential Liabilities
2.7            Litigation
2.8            Insurance
2.9            Inventory
2.10           Fixed Assets
2.11           Material Adverse Change
2.12           Tax Deficiencies
2.13           Accounts Receivable
2.15           Agreements
2.16           Permits
2.17           Employee Listing
2.18           Material Changes to Plasma Operations since 12/30/00
2.19           Plasma Operations Customers
2.20           Top 20 Suppliers
2.22(a)        Trade Names and Other Intangible Property
2.22(b)        Intangible Property Ownership
2.23           ERISA Documents
2.24(a)(i)     Real Property
2.24(a)(ii)    Real Property Exceptions
2.24(a)(iii)   Permitted Exceptions
2.24(f)        Filing Fees
2.24(g)        Hazard Areas
2.24(h)        Government Regulations
2.24(i)        Environmental Reports
2.24(l)        Property Reports
2.24(m)        Lease Assignation
3.2            Buyer Material Adverse Affect
4.4(a)         Vitex Employees - Melville
4.5(a)         401(k) Plan
9.10           Licensed Products

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     This Asset Purchase Agreement (the "Agreement") is made as of August 13,
                                         ---------
2001 by and between Precision Pharma Services, Inc., a Delaware corporation with its principal office at 155 Duryea Road, Melville, New York 11747 (the "Buyer"),
                                                                        -----
and V.I. Technologies, Inc., a Delaware corporation with its principal office at 134 Coolidge Avenue, Watertown, Massachusetts 02472 (the "Seller"). Ampersand
                                                          ------
IV Limited Partnership, a Delaware limited partnership with its principal office at 55 William Street, Suite 240, Wellesley, Massachusetts 02481 ("Ampersand"),
                                                                  ---------
joins this Agreement for the limited purpose of acknowledging its obligations under Section 1.7 (Carried Interest) and Section 12 (General Provisions) below,
      -----------                        ----------
but is not otherwise bound by this Agreement.

                             Preliminary Statement
                             ---------------------

     WHEREAS, the plasma operations division of the Seller, operated out of the Seller's Melville Facility (as defined in Section 2.24(a)), is engaged in the
                                          ---------------
business of (i) fractionating plasma (i.e., separating plasma into its components) and (ii) producing first generation virally-inactivated transfusion plasma marketed as PLAS+SD (such businesses described in sections (i) and (ii) above and being conducted out of the Melville Facility being hereafter referred to together as the "Plasma Operations Business");
                    --------------------------

     WHEREAS, the Seller and the Buyer agree that the Plasma Operations Business does not include (i) the Seller's equipment, machinery, inventory and supplies located in a red blood cell processing laboratory that occupies approximately 850 square feet in the Melville Facility or (ii) any other aspect of the Seller's virally inactivated red blood cell, platelet or cellular components programs or any aspects of any other products or technologies under development by the Seller;

     WHEREAS, in furtherance, and not in limitation, of the foregoing, the Seller and the Buyer agree that the Plasma Operations Business does not include
(i) any aspect of the Seller's INACTINE(TM) Pathogen Inactivation program for red blood cells or platelets or (ii) any aspect of the Seller's program for developing and commercializing Universal PLAS+SD or any other future generation transfusion plasma product;

     WHEREAS, the Seller and the Buyer are entering into license agreements of even date herewith pursuant to which the Seller is licensing to the Buyer (i) certain polymerase chain reaction technology, (ii) certain technology known as Universal Plasma and (iii) certain UVC irradiation technology; and

     WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, substantially all of the assets and business of the Seller relating to the Plasma Operations Business, for the consideration set forth below and the assumption of certain of the Seller's liabilities relating to the Plasma Operations Business identified below, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.   Sale and Delivery of the Purchased Assets
     -----------------------------------------

     1.1  Delivery of the Purchased Assets.
          --------------------------------
          (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the
 -------
Buyer, and the Buyer shall purchase from the Seller, free and clear of all liens, security interests, mortgages, encumbrances and restrictions of every kind, nature and description, created through the actions or omissions of or assumed by the Seller (except for the Permitted Encumbrances, as defined in
Section 2.4 below, and the Permitted Exceptions, as defined in Section 2.24(a)
-----------                                                    ---------------
below), all of the right, title and interest of the Seller in all of the Seller's assets which relate to the Plasma Operations Business, including without limitation the following:

               (i) all inventories of raw materials, work-in-process, processing materials, finished goods, office supplies, maintenance supplies, packaging materials, purchased parts and supplies, and similar items of the Seller that (1) relate to the Plasma Operations Business and are located in the Melville Facility, or (2) relate to the Plasma Operations Business and are stored at a location other than the Melville Facility, such locations including without limitation, the facility of the Seller's vendor, Prometic in England, but excluding the Seller's facility at Watertown, Massachusetts, in each case which exist on the Closing Date (as defined in Section 1.6 below);
                                               -----------

               (ii) notwithstanding the fact that all of the other Purchased Assets comprise only assets of the Seller which are related to the Plasma Operations Business, all of the Seller's inventory of Universal PLAS+SD resins which exist on the Closing Date shall be included in the Purchased Assets, even though the Plasma Operations Business does not include any other aspect of Universal PLAS+SD (the inventories included in the Purchased Assets pursuant to Sections 1.1(a)(i) and 1.1.(a)(ii) are collectively referred to herein as the
------------------     -----------
"Inventory");
 ---------

               (iii) all accounts and accounts receivable and other instruments of the Seller outstanding on the Closing Date, other than the Bayer Receivables (as defined in Section 1.1(b)(iii)) which have been outstanding for more than 30
               -------------------
days (which are being retained by the Seller), evidencing or representing a right of payment for goods sold or leased or services rendered by the Plasma Operations Business, whether or not earned by performance, including notes and notes receivable existing on the Closing Date which are payable to the Seller and any security held by the Seller for the payment thereof (collectively, the "Accounts Receivable");
 -------------------

               (iv) all prepaid expenses and deposits of the Seller existing on the Closing Date relating to the Plasma Operations Business, including without limitation those which are identified on Schedule 1.1(a)(iv);
                                                 -------------------

               (v) all rights of the Seller under all leases, license agreements, contracts, agreements, sale orders, purchase orders, open bids and commitments and other instruments relating to the Plasma Operations Business, including without limitation those which are set forth on Schedule 1.1(a)(v) hereto, but excluding those specified on
                 ------------------
Schedule 1.1(b) (collectively, the "Contract Rights");
---------------

          (vi) all rights of the Seller relating to the Melville Facility, together with all rights of the Seller in all buildings, fixtures and improvements located on or attached thereto, including the Seller's right, title and interest in and to all leases, subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant to said Melville Facility;

          (vii)  except as provided in Section 1.1(b)(iii), all rights of the
                                       -------------------
Seller under express or implied warranties from the suppliers to the Plasma Operations Business;

          (viii) the motor vehicles listed on Schedule 1.1(a)(viii);
                                              ---------------------

          (ix) all of the machinery, equipment, tools, storage tanks, piping, venting, centrifuges, production devices, tooling, dies, production fixtures, maintenance machinery and equipment, furniture, computer hardware and software, leasehold improvements and construction in progress owned by the Seller on the Closing Date, related to the Plasma Operations Business and (1) located at the Melville Facility or (2) in transit, in each case whether or not reflected as capital assets in the accounting records of the Seller (collectively, the "Fixed
                                                                           -----
Assets");
------

          (x)    except as provided in Section 1.1(b), all of the Seller's
                                       --------------
right, title and interest in and to all intangible property rights related to the Plasma Operations Business, including without limitation inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents, patent applications, tradenames, including the names set forth on Schedule 1.1(a)(x) hereto or any derivation of such names, trademarks,
   ------------------
trademark registrations, applications for trademark registrations, service marks, service names, telephone numbers, copyrights, copyright registrations owned or, where not owned, used by the Seller and relating to the Plasma Operations Business (collectively, the "Intangible Property");
                                        -------------------

          (xi) to the extent transferable, all permits and licenses relating to the Plasma Operations Business; and

          (xii)  except as specifically provided in Section 1.1(b) hereof, all
                                                    --------------
other assets, properties, claims, rights and interests of the Seller relating to the Plasma Operations Business which exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

     (b)  Notwithstanding the provisions of Section 1.1(a), the assets to be
                                            --------------
transferred to the Buyer under this Agreement shall not include the following items (collectively, the "Excluded Assets"):
                          ---------------

          (i) the Seller's right to any ethanol tax refund or "drawback" from the Bureau of Alcohol, Tobacco and Firearms (the "BATF") relating to Taxes paid
                                                  ----
by the Seller with regard to the operations of the Plasma Operations Business prior to the Closing;

          (ii) accounts receivable outstanding on the Closing Date evidencing or representing a right of payment for goods sold or leased or services rendered by the Plasma

Operations Business to Bayer Corporation prior to the Closing Date (the "Bayer
                                                                         -----
Receivables") and which have been outstanding for more than 30 days (it being
-----------
understood that Bayer Receivables which have been outstanding for 30 days or less are included in the Purchased Assets);

               (iii) all rights of the Seller under express or implied warranties from the suppliers to the Plasma Operations Business to the extent such warranties relate to goods or services provided to the Seller prior to the Closing Date and the Seller is ultimately responsible under this Agreement or otherwise for the consequences of a breach of such warranties;

               (iv) Intangible Property which does not relate solely or primarily to the Plasma Operations Business;

               (v)    except as provided in Section 1.1(e), tangible personal
                                            --------------
property which does not relate solely or primarily to the Plasma Operations Business and is presently located at the Seller's Watertown, Massachusetts facility;

               (vi)   those assets listed on Schedule 1.1(b) hereto; and
                                             ---------------

               (vii) the Agreement between Stericon, Inc. and the Seller dated December 26, 1996.

          (c) The Inventory, Accounts Receivable, Contract Rights, rights of the Seller related to the Melville Facility, Fixed Assets, Intangible Property and other properties, assets and business of the Seller described in Section
                                                                     -------
1.1(a), Section 1.1(d) or Section 1.1(e), other than the Excluded Assets,
------  --------------    --------------
shall be referred to collectively as the "Purchased Assets."
                                          ----------------

          (d) The Purchased Assets shall also include a copy of all financial, accounting and operating data and records, whether in tangible or electronic form, of the Seller to the extent related to the Plasma Operations Business, including without limitation, all books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, customer and supplier lists, advertising materials, credit information, cost and pricing information, business plans, projections, payroll and personnel records, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, relating to the Plasma Operations Business, as well as all studies, reports or summaries to the extent related to any environmental aspect or the general condition of the Purchased Assets (as defined in Section 1.1(c)), and copies of any confidential
                      ---------------
information which has been reduced to writing to the extent related to the Plasma Operations Business.

          (e) The Purchased Assets shall also include the irradiator presently located at the Seller's Watertown, Massachusetts facility and all associated spare parts and instruction manuals.

     1.2  Further Assurances.
          ------------------

          (a) At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Purchased Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights transferred at the Closing with respect thereto and to carry out the purpose and intent of this Agreement.

          (b) At any time and from time to time after the Closing, at the Seller's request and without further consideration, the Buyer promptly shall execute and deliver such instruments of assumption, assignment and confirmation, and take such other action, as the Seller may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's assumption of, the Assumed Liabilities (as defined in Section 1.4(a) below) and
                                                      --------------
to carry out the purpose and intent of this Agreement.

     1.3  Purchase Price.
          --------------

          (a)  General.  The purchase price for all of the Purchased Assets (the
               -------
"Purchase Price") shall be the aggregate of the Closing Cash Amount (as defined
 --------------
in Section 1.3(b) below), the Deferred Cash Amount (as defined in Section 1.3(c)
   --------------                                                 --------------
below), the Assumed Liabilities (as defined in Section 1.4 below), the Carried
                                               -----------
Interest (as defined in Section 1.7(a) below) and the [xxxx] Contingent Amount
                        --------------
(as defined in Section 1.8 below).
               -----------

          (b)  Closing Cash Amount. At the Closing, the Buyer will pay the sum
               -------------------
of $25,000,000 in cash, by cashiers or certified check or by wire transfer of immediately available funds to an account designated by the Seller (the "Closing
                                                                         -------
Cash Amount").
-----------

          (c)  Deferred Cash Amount. On the second anniversary of the Closing
               --------------------
Date, the Buyer will pay the sum of $3,000,000, subject to adjustments pursuant to Section 8.7(e) (the "Deferred Cash Amount"), in cash, by check or by wire
   --------------       --------------------
transfer of immediately available funds to an account designated by the Seller.

     1.4  Assumption of Liabilities.
          -------------------------

          (a) At the Closing, the Buyer shall execute and deliver a General Instrument of Assumption of Liabilities (the "General Instrument of Assumption")
                                              --------------------------------
substantially in the form attached as Exhibit A hereto, pursuant to which the
                                      ---------
Buyer shall assume and agree to perform, pay and discharge in accordance with the terms thereof the liabilities, obligations and commitments of the Seller set forth on Schedule 1.4(a) hereto (the "Assumed Liabilities").
         ---------------              -------------------

          (b) Except with respect to the Assumed Liabilities, the Buyer shall not assume and shall not in any way be responsible for any of the debts, liabilities or obligations of the Seller. Without limiting the generality of the foregoing, the Buyer shall have no liability for the following unless and to the extent that such items are listed on Schedule 1.4(a), and the items which are
                                     ---------------
described below and which are not listed on Schedule 1.4(a) shall be excluded
                                            ---------------
from the definition of "Assumed Liabilities":
                        -------------------

               (i) principal, interest, fees, expenses and other obligations of the Seller in respect of borrowed money, capital leases and installment purchases or any agreement with respect thereto, including without limitation any principal, interest, or other obligations due to JP Morgan Chase (formerly the Chase Manhattan Bank);

               (ii) obligations of the Seller relating to Taxes (except as expressly provided in Section 8.3 of this Agreement). For purposes of this
                      -----------
Agreement, "Taxes" shall mean all federal, state, local and foreign income, property, sales, use, franchise, employment, withholding, excise and other taxes, tariffs and governmental charges of any nature whatsoever, together with any interest, penalties or additions with respect thereto, including without limitation (A) Taxes owed by the Seller in connection with the transactions contemplated hereby, (B) Taxes owed to or assessed by, or any other claims made by, the BATF or any related party as a result of actions or operations of the Seller prior to the Closing Date, and (C) Taxes owed or obligations incurred with respect to any tax audits of the Seller, including without limitation those audits listed on Schedule 2.12 hereto;
                 -------------

               (iii) obligations of the Seller under this Agreement or any other agreement entered into by the Seller in connection with the transactions contemplated hereby;

               (iv) liabilities of the Seller to any Affiliate of the Seller, including without limitation notes payable and any accrued tax liabilities relating to the foregoing (for purposes of this Agreement, a person shall be considered an "Affiliate" of another person if one of such persons controls or
               ---------
is controlled by the other person or the two persons are under common control, but in no event shall Ampersand, the New York Blood Center, Inc. or Pall Corporation be considered an Affiliate of the Seller);

               (v) the obligation of the Seller contained in Article II of that certain Second Amended and Restated Collaboration Agreement among the Seller, the American National Red Cross and the New York Blood Center, Inc. dated October 1, 1998, as amended, to pay the American National Red Cross the principal amount of $3,542,000 by March 31, 2003 without interest (the "Red Cross Collaboration Debt"); provided, however, that this obligation and the
                            --------  -------
repayment thereof shall be subject to the provisions of Section 9.7;
                                                        -----------

               (vi) any expenses to be borne under this Agreement by the Seller; and

               (vii)  the obligations of the Seller under the Retained
Contracts.


     1.5  Allocation of Purchase Price and Assumed Liabilities. The aggregate
          ----------------------------------------------------
amount of the Purchase Price, including the Assumed Liabilities, shall be allocated among the Purchased Assets as set forth on Schedule 1.5 hereto.
                                                     ------------

     1.6  The Closing. The Closing shall take place at the offices of Choate,
          -----------
Hall & Stewart, 53 State Street, Boston, Massachusetts at 9:00 a.m., Boston time, on August 13, 2001 or at such other place, time or date as may be mutually agreed upon in writing by the parties hereto. The transfer of the Purchased Assets by the Seller to the Buyer shall be deemed to occur at 9:00 a.m., Boston time, on the date of the Closing (the "Closing Date").
                                                    ------------

     1.7  Carried Interest.
          ----------------

          (a)  In the event that a Liquidity Event (as defined below in this
Section 1.7) occurs prior to the third anniversary of the Closing Date (this
-----------
three-year period being referred to hereafter as the "Interest Period"), Ampersand shall pay to the Seller an amount equal to twenty percent (20%) of the Net Gain (as defined in Section 1.7(c) below) realized by Ampersand as a
                        --------------

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

result of such Liquidity Event (such amount, the "Carried Interest"). Payment of
                                                  ----------------
the Carried Interest, if any, shall be made by Ampersand concurrently with the consummation of the transaction which constitutes such Liquidity Event and shall be paid in cash, by cashiers or certified check or by wire transfer of immediately available funds to an account designated by the Seller.

          (b)  For purposes of this Section 1.7, a "Liquidity Event" means the
                                    -----------     ---------------
closing or occurrence of any transaction or series of related transactions in which Ampersand sells or exchanges more than 90% of its capital stock of the Buyer, solely for cash and/or Liquid Stock (as defined in Section 1.7(d) below).
                                                          --------------

          (c)  For purposes of this Section 1.7, "Net Gain" means the difference
                                    -----------   --------
between the aggregate of the cost basis of all investments made by Ampersand in the Buyer prior to such Liquidity Event and the total proceeds that Ampersand receives as a result of such Liquidity Event, net of costs associated with such Liquidity Event.


          (d)  For purposes of this Section 1.7, "Liquid Stock" means shares of
                                    -----------   ------------
capital stock or other securities of a corporation or other person that is subject to the reporting requirements under Section 12 of the Securities
                                            ----------
Exchange Act of 1934, as amended, which stock or securities are admitted to trading on a national securities exchange or on the NASDAQ National Market System and which may be immediately sold in the public market without restriction of any kind, whether imposed by law or by contract. For purposes of computing Net Gain, the value of Liquid Stock shall equal the average closing price (or if no closing price is available for one or more trading days, the average of the closing bid price and closing asked price for each such trading day) of the Liquid Stock on the 10 trading days immediately preceding the Liquidity Event (or all such trading days on which the Liquid Stock has been traded if fewer than 10 days).

          (e) In the event that Ampersand disposes of some or all of its capital stock of the Buyer to an Affiliate of Ampersand in one or more transactions which do not constitute a Liquidity Event, then the transferee of such shares, as a condition to such transfer, shall become bound to the provisions of this Section 1.7 to the same extent as if such transferee were
                   -----------
Ampersand, and for purposes of computing any Net Gain following such transfer the dispositions by all such transferees and Ampersand will be aggregated during the remaining Interest Period and compared to Ampersand's cost basis.


     1.8  [xxxxx] Contingent Amount. The Buyer shall pay an additional cash
          -------------------------
amount (the "[xxxxx] Contingent Amount") to the Seller contingent on the amount [xxxxx] processed by the Buyer during the period commencing on [xxxxx] and ending on [xxxxx]. Specifically, the [xxxxx] Contingent Amount shall be equal to the sum of:

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     (a) the product of (x) $2,000,000 and (y) a fraction, the numerator of which is [xxxxx], and the denominator of which is [xxxxx]; and

     (b) the product of (x) $2,000,000 and (y) a fraction, the numerator of which is [xxxxx], and the denominator of which is [xxxxx];

provided, however, that in no event shall the [xxxxx] Contingent Amount exceed
--------  -------
$2,000,000.

The portion of the [xxxxx] Contingent Amount described in subsection (a) above shall be paid on or before January 31, 2002 and the portion of the [xxxxx] Contingent Amount described in subsection (b) above shall be paid promptly after receipt by the Buyer of the [xxxxx].

2.  Representations of the Seller.  Any reference in this Agreement to the
    -----------------------------
"knowledge of the Seller", to the "Seller's knowledge" and to similar phrases shall mean all facts and matters which are actually known by: (i) John R. Barr, President and Chief Executive Officer of the Seller, (ii) Thomas T. Higgins, Executive Vice President, Operations and Chief Financial Officer of the Seller, or (iii) Bernadette Alford, Executive Vice President, Development, Clinical and Regulatory Affairs of the Seller, or which, with respect to any of the foregoing persons, should reasonably be known by such person given his or her position with the Seller. The Seller represents and warrants to the Buyer that, except as set forth on the Seller's Disclosure Schedule attached hereto:

     2.1  Organization. The Seller is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to own and lease its assets and properties and to carry on its business as now being conducted. The Seller has full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Seller is duly qualified to do business and in good standing in the jurisdictions set forth on Schedule 2.1 hereto, and such jurisdictions comprise all jurisdictions in which the Seller's ownership of property or the character of the Plasma Operations Business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on (i) the results of operations, condition (financial or otherwise), assets, properties, business or prospects of the Seller, taken as a whole, or (ii) the Buyer's use of the Purchased Assets, taken as a whole, following the Closing in a manner consistent with the Seller's use of such assets prior to the Closing (together a "Material Adverse Effect"). The Seller has no subsidiaries and does not, directly or indirectly, own any capital stock of or other equity interest in any corporation, joint venture, partnership or other entity.

     2.2  Capitalization of the Seller.  The Seller's authorized capital stock
          ----------------------------
consists of (a) 1,000,000 shares of Preferred Stock, $0.01 par value, none of which are issued and outstanding and (b) 35,000,000 shares of Common Stock, $0.01 par value, of which 22,685,024 shares are issued and outstanding. All of such outstanding shares have been duly and validly issued and are fully paid and nonassessable.

     2.3  Authorization. The execution and delivery of this Agreement by the
          -------------
Seller, and the agreements provided for herein, and the consummation by the Seller of all transactions contemplated hereby, have been duly authorized by all requisite action (including, without limitation, all requisite corporate and stockholder action). This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller is a party constitute the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. The execution, delivery and performance by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Seller, except for such violations as would not have a Material Adverse Effect; (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Seller; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator, to which the Seller or its assets are a party, except for violations which would not have a Material Adverse Effect; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Seller is a party or by which the Seller or any of its properties is or may be bound, except as set forth on Schedule 2.3 hereto or except for events which would not
                       ------------
have a Material Adverse Effect.  Schedule 2.3 hereto sets forth a true, correct
                                 ------------
and complete list of all consents and approvals of third parties -- regulatory, contractual or otherwise -- that are required in connection with the execution of this Agreement and the consummation by the Seller of the transactions contemplated hereby.

     2.4  Ownership of the Assets. Schedule 2.4(i) hereto sets forth a true,
          -----------------------  ---------------
correct and complete list of all claims, liabilities, liens, mortgages, pledges, charges, security interests, restrictions, prior assignments, encumbrances, equities and claims of any kind affecting the Purchased Assets created through the actions or omissions of or assumed by the Seller (collectively, the "Encumbrances"). The Seller is, and immediately before the Closing will be, the
-------------
true and lawful owner of the Purchased Assets, and will have the right to sell and transfer to the Buyer its interest in the Purchased Assets, free and clear of all Encumbrances of any kind, except as set forth on Schedule 2.4(ii) hereto
                                                        ----------------
(the "Permitted Encumbrances") and except for the Permitted Exceptions (as
      ----------------------
defined in Section 2.24(a) below).  The delivery to the Buyer of the instruments
           ---------------
of transfer of ownership contemplated by this Agreement will vest the Seller's interest in the Purchased Assets in the Buyer, free and clear of all Encumbrances, except for the Permitted Encumbrances and the Permitted Exceptions. The Purchased Assets include all assets necessary for or currently used in the conduct of the Plasma Operations Business as presently conducted, except for such assets the absence of which would not have a Material Adverse Effect.

     2.5  Financial Statements.
          --------------------

          (a) The Seller has previously delivered to the Buyer its audited balance sheet as of December 31, 2000 (the "Audited Balance Sheet") and the
                                            ---------------------
related audited statements of income, stockholders' equity, retained earnings and changes in financial condition of the Seller for the fiscal year then ended (collectively with the Audited Balance Sheet, the "Audited
                                                   -------

Financial Statements"). December 31, 2000 shall hereafter be referred to as the
--------------------
"Balance Sheet Date." The Seller has also previously delivered to the Buyer its
 ------------------
unaudited balance sheet as of June 30, 2001 (the "Current Balance Sheet") and the related unaudited statements of income of the Seller for the six-month period then ended (collectively, the "Current Financial Statements"). The
                                      ----------------------------
Audited Financial Statements and the Current Financial Statements (collectively, the "Financial Statements") have been prepared in accordance with generally
     --------------------
accepted accounting principles applied consistently with past practice (except, in the case of the Current Financial Statements, for the absence of footnotes and for normal, immaterial year-end adjustments) and (i) in the case of the Audited Financial Statements, are certified without qualification by the Seller's independent public accountants and (ii) in the case of the Current Financial Statements, have been certified by the Seller's chief financial officer.

          (b) The Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Seller and the results of operations of the Seller's business for the periods indicated; with respect to the contracts and commitments for the sale of goods or the provision of services by the Plasma Operations Business, the Financial Statements contain and reflect reserves which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses; and the amounts shown as accrued for current and deferred income and other taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state and local income taxes, interest, penalties, assessments or deficiencies applicable to the Seller, whether disputed or not, for the applicable period then ended and periods prior thereto.

     2.6  Absence of Undisclosed Liabilities.  Except as and to the extent (a)
          -----------------------------------
reflected and reserved against in the Current Balance Sheet, (b) set forth on
Schedule 2.6 hereto or (c) incurred in the ordinary course of business after the date of the Current Balance Sheet and not material in amount, either individually or in the aggregate, the Seller does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, affecting the Purchased Assets. For purposes of this
Section 2.6, "material" means any amount in excess of $75,000.
-----------

     2.7  Litigation. Except as set forth on Schedule 2.7 hereto, the Seller is
          ----------                         ------------
not a party to, or to the Seller's knowledge threatened with, and none of the Purchased Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Purchased Assets or the business or condition (financial or otherwise) of the Plasma Operations Business. The Seller is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority, except for instances in which such violation or default would not have a Material Adverse Effect.

     2.8  Insurance. Schedule 2.8 hereto sets forth a true, correct and complete
          ---------  ------------
list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Purchased Assets or the Plasma Operations Business, and of all life insurance policies maintained for any of the Seller's employees employed in the Plasma Operations Business, specifying the type of coverage and the amount of coverage (collectively, the "Insurance
                                                                    ---------
Policies") and all claims made
--------
under such Insurance Policies since April 1, 1996. True, correct and complete copies of all of the Insurance Policies have been previously delivered by the Seller to the Buyer. The Insurance Policies are in full force and effect and are in amounts and of a nature consistent with the Seller's prior maintenance of insurance coverage for the Plasma Operations Business. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default on the part of the Seller under any of the Insurance Policies, except for defaults which would not have a Material Adverse Effect. The Seller has not received any notice or other communication from any issuer of the Insurance Policies since January 1, 2000 canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the knowledge of the Seller, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened.

     2.9  Inventory. Schedule 2.9 hereto sets forth a true, correct and complete
          ---------  ------------
list of the Inventory as of the Current Balance Sheet Data, including a description of the inventory type and the book value thereof. Such Inventory consists of items of a quality and quantity which are usable or saleable without discount in the ordinary course of the business conducted by the Seller. The value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value, and the values at which such Inventory is carried reflect the normal inventory valuation policy of the Seller of stating the Inventory at the lower of cost or market value in accordance with generally accepted accounting principles.

     2.10 Fixed Assets. Schedule 2.10 attached hereto sets forth a true, correct
          ------------  -------------
and complete list of all categories of Fixed Assets as of the Current Balance Sheet Date, including for each category of Fixed Assets the cost, accumulated depreciation and the net book value thereof. All of the Fixed Assets are in good operating condition and repair, normal wear and tear excepted, and normal maintenance has been consistently performed with respect to such Fixed Assets.

     2.11 Change in Financial Condition and Assets. Except as set forth on
          ----------------------------------------
Schedule 2.11 hereto, since the Balance Sheet Date, there has been no change
-------------
which has had a Material Adverse Effect. The Seller has no knowledge of any existing or threatened occurrence, event or development which is likely to have a Material Adverse Effect, except for conditions and events that impact the broader markets in which the Seller operates (such as general economic conditions).

     2.12 Tax Matters. The Seller has filed all material federal, state and
          -----------
local tax returns which are required to be filed and has paid all material Taxes which have become due or which have been claimed to be due. Except as set forth on Schedule 2.12 hereto, no deficiencies have been asserted or assessed as a
   -------------
result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency or audit has been proposed or threatened.

     2.13 Accounts Receivable. Schedule 2.13 hereto sets forth a true, correct
          -------------------  -------------
and complete summary list of all Accounts Receivable as of June 30, 2001. All Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business and are collectible in the face value thereof, net of an agreed upon reserve of $350,687, within 90 days of the date of invoice, using normal collection procedures.

     2.14 Books and Records.  The general ledgers and books of account of the
          -----------------
Seller, all federal, state and local income, franchise, property and other tax returns filed by the Seller, with respect to the Purchased Assets, and all other books and records of the Seller are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

     2.15 Contracts and Commitments.
          -------------------------

          (a)  Schedule 2.15 hereto contains a true, complete and correct list
               -------------
and description of the following contracts and agreements relating to the Plasma Operations Business or the Purchased Assets, whether written or oral (collectively, the "Contracts"):
                    ---------

               (i) all loan agreements, indentures, mortgages and guaranties to which the Seller is a party or by which the Seller or any of its property is bound;

               (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements relating to any of the Purchased Assets to which the Seller is a party or by which the Seller or any of its property is bound;

               (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Seller is a party or by which the Seller or any of its property is bound which (A) involve payments or receipts by the Seller of more than $50,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may have a Material Adverse Effect;

               (iv) to the extent that they relate to Joseph Ciampi, Ron Guido, June Heck, Susan Martens, James Moose or Frank Sauers (the "Key
                                                                   ---
Employees") of the Seller employed in the Melville Facility, all collective
---------
bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Seller is a party or by which the Seller or any of its property is bound;

               (v) all agency, distributor, sales representative and similar agreements to which the Seller is a party;

               (vi) all contracts, agreements or other understandings or arrangements between the Seller and any stockholder or Affiliate of the Seller;

               (vii) all leases, whether operating, capital or otherwise, under which the Seller is lessor or lessee;

               (viii) all contracts, agreements and other documents or information relating to disposal of waste (whether or not hazardous) currently in force in any respect; and

               (ix) any other agreement or contract entered into by the Seller which is material to the Plasma Operations Business or to the Purchased Assets.

          (b)  Except as set forth on Schedule 2.15 hereto:
                                      -------------

               (i) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity, each Contract is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Seller does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

               (ii) the Seller has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Seller on its part prior to the date hereof, and the Seller has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

               (iii) the Seller is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto, except for circumstances which would not have a Material Adverse Effect;

               (iv) to the knowledge of the Seller, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

               (v) the Seller is not restricted by any Contract from carrying on the Plasma Operations Business anywhere in the world or from making, using or selling any of the Purchased Assets anywhere in the world; and

               (vi) the Seller has no written or oral Contracts to sell products or perform services which are expected to be performed at, or to result in, a loss.

          (c)  Except as set forth on Schedule 2.3, the continuation, validity
                                      ------------
and effectiveness of each Contract will not be affected by the transfer thereof to Buyer under this Agreement and all such Contracts are assignable to Buyer without consent.

          (d) True, correct and complete copies of all Contracts have previously been delivered by the Seller to the Buyer.

     2.16 Compliance with Agreements and Laws.

          (a) Except as would not have a Material Adverse Effect, the Seller has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities, including without limitation the Food and Drug Administration ("FDA") and the Occupational
                                                      ---
Safety and Health Administration ("OSHA"),
                                   ----
necessary to conduct its business and own and operate the Purchased Assets (collectively, the " Permits"). Schedule 2.16 hereto sets forth a true, correct
                     -------    -------------
and complete list of all such Permits, copies of which have previously been delivered by the Seller to the Buyer. Such Permits are in full force and effect and, except as set forth on Schedule 2.16 hereto, will be transferred to the
                            -------------
Buyer as part of the Purchased Assets. To the Seller's knowledge no violations are or have been recorded with any governmental or regulatory body in respect of any Permit and no proceeding is pending or, to the knowledge of the Seller, threatened to revoke or limit any Permit.

          (b) Except to the extent as would not have a Material Adverse Effect, the Seller is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties, including without limitation regulations and requirements of the FDA and OSHA. The business of the Seller does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, without limitation, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste (as defined in the Resource Conservation and Recovery Act, as amended, and the regulations adopted pursuant thereto), conservation, or corrupt practices), the enforcement of which would have a Material Adverse Effect. To the knowledge of the Seller, the Seller has not since January 1, 1995 received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

          (c) To the Seller's knowledge, no consent, approval or other action is required from or by the FDA in connection with transactions contemplated by this Agreement, except as set forth on Schedule 2.16 hereto.
                                       -------------

     2.17  Employee Relations. Schedule 2.17 hereto sets forth a true, correct
           ------------------  -------------
and complete list of the names and current annual compensation (including wages, salaries and bonus percentage targets) of all of Seller's employees in the Plasma Operations Business, including information regarding years of service. Except for circumstances which would not have a Material Adverse Effect, the Seller is in compliance with all applicable federal, state and local laws and regulations respecting employment and employment practices, and terms and conditions of employment and wages and hours, and there are no arrears in the payment of wages or social security taxes. None of the Seller's employees in the Plasma Operations Business is represented by a union, and, except as set forth on Schedule 2.17 hereto, there is no labor strike, dispute, arbitration, grievance, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee or former employee of the Seller or any labor union pending or, to the knowledge of the Seller, threatened against the Seller. For purposes of this Section 2.17, the term "employee" shall be also construed to include sales agents and other independent contractors who spend a majority of their working time in the Plasma Operations Business.

     2.18  Absence of Certain Changes or Events. Except as set forth on Schedule
           ------------------------------------                         --------
2.18 hereto, since the Balance Sheet Date, with regard to the Plasma
----
Operations Business, the Seller has not entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Seller has not:

               (a) incurred any material obligation or liability for borrowed money;

               (b) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the Current Balance Sheet;

               (c) mortgaged, pledged or subjected to lien, charge or other encumbrance any of the Purchased Assets;

               (d) sold or purchased, assigned or transferred any of the Purchased Assets, except for inventory sold and raw materials purchased in the ordinary course of business;

               (e) made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

               (f) suffered any losses to the Purchased Assets, whether insured or uninsured, and whether or not in the control of the Seller, in excess of $75,000 in the aggregate, or waived any rights of any value contained in the Purchased Assets;

               (g) except for annual pay increases made in the ordinary course of business and consistent with the past practices of the Seller, the latest of which occurred on April 1, 2001, made any changes in compensation of its officers, directors or employees or had any executive officer or other key employee leave employment with the Seller;

               (h) received notice of any litigation, warranty claim or products liability claims or any other notice regarding the safety of the products sold or services rendered by the Plasma Operations Business;

               (i) made any material change in the terms, status or funding condition of any Company Plan, as defined in Section 2.23; or
                                             ------------

               (j) altered any billing or collection practice or deferred the payment of any obligation included in the Assumed Liabilities.

         2.19  Customers. Schedule 2.19 hereto sets forth a true, correct and
               ---------  -------------
complete list of the names and addresses of all customers of the Plasma Operations Business of the Seller which accounted for more than one percent of the total sales of the Plasma Operations Business of the Seller in the fiscal year ended December 31, 2000. None of such customers has notified the Seller that it intends to discontinue its relationship with the Seller.

         2.20  Suppliers. Schedule 2.20 hereto sets forth a true, correct and
               ---------  -------------
complete list of the names and addresses of the top twenty suppliers of the Plasma Operations Business of the Seller (ranked by total dollar volume of purchases) for the fiscal year ended December 31, 2000. None of such suppliers has notified the Seller that it intends to discontinue its relationship with the Seller.

         2.21  Prepayments and Deposits. No prepayments or deposits from
               ------------------------
customers for products to be shipped by the Plasma Operations Business, or services to be performed by the Plasma Operations Business, after the Closing Date, have been received by the Seller as of the date hereof.

         2.22  Trade Names and Other Intangible Property.
               -----------------------------------------

               (a)   Schedule 2.22 (a) hereto sets forth a true, correct and
                     -------------
complete list of the patents, patent applications, registered trademarks and applications for registered trademarks, registered copyrights, service marks and service names included in the Intangible Property. True, correct and complete copies of all licenses and other agreements relating to the Intangible Property have been previously delivered by the Seller to the Buyer.

               (b)   Except as otherwise disclosed in Schedule 2.22(b) hereto,
                                                      ---------------
the Seller is the sole and exclusive owner or licensee of all Intangible Property and all designs, permits, labels and packages used on or in connection therewith. The Intangible Property owned by or licensed to the Seller is sufficient to conduct the Plasma Operations Business as presently conducted and, when transferred to the Buyer pursuant to this Agreement, will be sufficient to permit the Buyer to conduct the Plasma Operations Business as presently conducted by the Seller, except for events which would not have a Material Adverse Effect. The Seller has received no notice of, and has no knowledge of any basis for, a claim against it that any of the operations, activities, or products of the Plasma Operations Business infringe on any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others. The Seller has no disputes with or claims against any third party for infringement by such third party of any trade name or other Intangible Property of the Seller.

         2.23  ERISA.
               -----

               (a)   Schedule 2.23 hereto sets forth all material written
                     -------------
"employee benefit plans", as defined in Section 3(3) of the Employee Retirement
                                        -----------
Income Security Act of 1974, as amended ("ERISA"), maintained by the Seller or
                                          -----
to which the Seller contributed or is obligated to contribute thereunder for current or former employees of the Seller employed in the Plasma Operations Business (the "Company Plans"). Schedule 2.23 hereto separately identifies each
               -------------    -------------
Company Plan which is a multiemployer plan, as defined in Section 3(37) of ERISA
                                                          ------------
("Multiemployer Plan").
  ------------------

               (b) The Seller has furnished or made available to the Buyer true, correct and complete copies of the following documents, with respect to each of the Company Plans (other than the Multiemployer Plans): (i) any plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last Internal Revenue Service determination letter, if applicable; and (iv) summary plan descriptions.

               (c) The Company Plans intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and the trusts
                                                    ----
maintained pursuant thereto are exempt from federal income taxation under
Section 501 of the Code, and nothing has occurred with respect to the operation of the Company Plans which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

               (d) The Company Plans have been maintained in all material respects in accordance with their terms and with all provisions of the Code and ERISA (including rules and regulations thereunder) and other applicable federal and state laws and regulations.

               (e) The Seller maintains the V.I. Technologies, Inc. 401(k) Retirement Plan (the "Seller's 401(k) Plan"); with respect to Seller's 401(k)
                      --------------------
Plan, (i) no breach of fiduciary duty has occurred with respect to which Seller or Seller's 401(k) Plan may be liable or otherwise damaged in any material respect; (ii) there are no audits, investigations, actions, suits or claims (other than routine claims for benefits) pending or threatened; (iii) no "prohibited transaction" (within the meaning of either Section 4975(c) of the Code or Section 406 of ERISA) has occurred with respect to which the Seller or Seller's 401(k) Plan may be liable or otherwise damaged in any material respect;
(iv) all contributions and other payment obligations with respect to the Seller's 401(k) Plan have been accrued on the financial statements of the Seller in accordance with generally accepted accounting principles, and, to the extent due, all such contributions have been made to the plan on a timely basis, in all material respects; (v) the Seller's 401(k) Plan may be modified, amended or terminated subject to the terms of the plan at any time without liability (other than under the terms of the plan or as required by law).

         2.24  Real Property.
               -------------

               (a) The Seller (as successor to Melville Biologics, Inc.) leases the real property locally known as 155 Duryea Road, Melville, Town of Huntington, New York (the "Melville Facility") pursuant to that certain Facility
                           -----------------
Lease Agreement dated February 15, 1995 by and between Suffolk County Industrial Development Agency ("SCIDA"), as lessor, and Melville Biologics, Inc., as
                     -----
lessee, as amended by that certain Facility Lease Modification Agreement dated as of December 22, 1997 by and between SCIDA and Seller (as amended, the "Facility Lease"). Except as set forth on Schedule 2.24(a)(i), the Melville
 --------------                           ------------------
Facility is the only real property owned or leased by the Seller and used in connection with the Plasma Operations Business. Schedule 2.24(a)(ii) hereto sets
                                                -------------------
forth a true, correct and complete list of all liabilities, liens, encumbrances, easements, restrictions, reservations, tenancies, agreements or other obligations affecting the Melville Facility created through the actions or omissions of or assumed by the Seller or recorded with the appropriate registry of deeds (collectively, the "Exceptions"). The Seller holds a good and valid
                             ----------
leasehold interest in the Melville Facility and such leasehold interest, as well as the title to the Melville Facility, is free and clear of Exceptions, other than the permitted exceptions set forth on Schedule 2.24(a)(iii) herto (the
                                           --------------------
"Permitted Exceptions").
 --------------------

               (b) No work has been performed on or materials supplied to the Melville Facility within any applicable statutory period which could give rise to mechanics or materialmen's liens.

               (c) There is no pending or, to the Seller's knowledge, threatened condemnation or eminent domain proceeding with respect to the Melville Facility.

               (d) There are no taxes or betterment assessments, other than payments in lieu of ordinary real estate taxes under the Payment-In-Lieu-Of-Tax (PILOT) Agreement dated February 15, 1995, pending or payable against the Melville Facility and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Melville Facility; there are no taxes or levies, permit fees or connection fees which must be paid respecting existing curb cuts, sewer hookups, water-main hookups or services of a like nature.

               (e) To the Seller's knowledge, all utility systems serving the Melville Facility, public or private, are in good operating condition, all installation charges payable by the Seller therefor have been fully paid and all service charges payable by the Seller therefor have been or will be paid by the Seller up to and including the Closing Date, including, without limitation, all charges due and payable by the Seller under that certain Agreement dated May 10, 1993 by and among New York Blood Center, Inc., Suffolk County Sewer District No. 3 - Southwest, Suffolk County Department of Public Works, Suffolk County Sewer Agency and County of Suffolk, as amended by that certain Amendment dated March 2, 1994 (as amended, the "Sewer Agreement").
                          ---------------

               (f)   Except as set forth on Schedule 2.24(f) hereto, at the
                                            ---------------
Closing no notices, permits, licenses, approvals, taxes or fees, including transfer taxes and recording fees, are required to be filed, secured or paid for respecting the assignment of the leasehold interest in the Melville Facility from the Seller to the Buyer. Any taxes or fees required to be paid in connection with such transfer and assignment will be paid by the Seller in accordance with the provisions of Section 9.9.
                                  -----------

               (g)   To the Seller's knowledge, except as set forth on Schedule
                                                                       --------
2.24(g) hereto, the Melville Facility is not located in any special flood hazard
------
area designated by any federal, state, county or local government agencies having jurisdiction over the Melville Facility (collectively, the
"Government Agencies").
 -------------------

               (h) Except as would not have a Material Adverse Effect, the Melville Facility complies with the requirements of all building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees (collectively, the "Government
                                                           ----------
Regulations") of any and all Government Agencies. The Seller has obtained and
-----------
provided to the Buyer all consents, permits, licenses and approvals required by such Governmental Regulations; such consents, permits, licenses and approvals are in full force and effect, have been properly and validly issued, and, except as set forth on Schedule 2.24(h), on or prior to the Closing Date will be
                ---------------
assigned to the Buyer by the Seller. There is no action pending or, to the Seller's knowledge, threatened by any Government Agencies claiming that the Melville Facility violates such Governmental Regulations or threatening to shut down the Plasma Operations Business or the use of the Purchased Assets or to prevent the Purchased Assets from being used as presently used.

               (i)   Except as set forth on Schedule 2.24(i), there is no
                                            ---------------
liability attaching to the Melville Facility or the ownership or operation of the Plasma Operations Business as a result of any hazardous substance (i) that may have been disposed of on, discharged on or released from the Melville Facility or the Purchased Assets by the Seller or, to the Seller's knowledge, any other party; (ii) that may have been disposed of by the Seller at any off-site location, or (iii) that may have migrated on to the Melville Facility or the Purchased Assets. Except as set forth on Schedule 2.24(i), there has been no
                                             ---------------
potentially material release or threatened release of hazardous substances arising from or associated with ownership or use of the Melville Facility or the Purchased Assets, the occupancy and operation thereof, or the conduct of the Plasma Operations Business.

               (j) To Seller's knowledge, there are no suits, petitions, notices or proceedings pending, given or threatened against the Melville Facility by any persons or Government Agencies before any court, Governmental Agencies or instrumentalities, administrative or otherwise, which if given, commenced or concluded would have a Material Adverse Effect.

               (k) To the knowledge of the Seller, all of the buildings, fixtures and other improvements located on the Melville Facility are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation, except for circumstances which would not have a Material Adverse Effect. Neither the Seller nor, to Seller's knowledge, any third party has detected asbestos or asbestos-containing materials on the Melville Facility in levels that would have a Material Adverse Effect.

               (l)   Schedule 2.24(l) hereto sets forth a true, correct and
                     ---------------
complete list of all title insurance policies, surveys, engineering reports and hazardous waste reports prepared with respect to the Melville Facility since January 1, 1995 of which the Seller has knowledge. The list on Schedule 2.24(l)
                                                               ---------------
also includes an environmental report obtained by the Seller in 1993. Copies of the materials listed on Schedule 2.24(l) have previously been delivered by the
                        ---------------
Seller to the Buyer.

               (m) With respect to the Facility Lease, the Seller represents and warrants that (i) there have been no amendments, supplements or modifications to the Facility Lease since December 22, 1997, (ii) all sums for fixed or basic rent, additional rent, real estate taxes, insurance, operating expenses and all other sums or charges due and payable under the Facility Lease have been paid in full, (iii) both the Seller and, to the Seller's knowledge, SCIDA have performed all of their respective obligations under the Facility Lease and the Seller has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under the Facility Lease, (iv) except as set forth on Schedule 2.24(m) hereto, the Seller
                                            ---------------
has not assigned the Facility Lease and has not subleased the Melville Facility or any part thereof, (v) except as set forth in the Facility Lease, the Seller has no right or option to purchase all or any part of the Melville Facility, and
(vi) the Seller has not exercised any such right or option to purchase set forth in the Facility Lease.

       2.25    Indebtedness to and from Officers, Directors and Stockholders.
               -------------------------------------------------------------
The Seller is not indebted, directly or indirectly, to any person who is an officer, director or stockholder of the Seller or any Affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Current Financial Statements, and no such officer, director, stockholder or Affiliate is indebted to the Seller, except for advances made to employees of the Seller in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

       2.26    Disclosure. No representation or warranty by the Seller in this
               ----------
Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

3.     Representations of the Buyer.  Any reference in this Agreement to the
       ----------------------------
"knowledge of the Buyer", to the "Buyer's knowledge" and to similar phrases shall mean all facts and matters which are actually known by: (i) James Moose, President and Chief Executive Officer of the Buyer, (ii) June Heck, Executive Vice President and Chief Financial Officer of the Buyer, or (iii) Susan Martens, Vice President of Human Resources and Administration of the Buyer, or which, with respect to any of the foregoing persons, should reasonably be known by such person given his or her position with the Buyer. The Buyer represents and warrants to the Seller as follows:

       3.1  Organization and Authority. The Buyer is a corporation duly
            --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has requisite power and authority (corporate and other) to own and lease its assets and properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and the other agreements provided for herein, and to consummate the transactions contemplated hereby and thereby. The Buyer is duly qualified to do business and in good standing in the State of New York. The State of New York is the only jurisdiction in which the Buyer's ownership of property or the character of its business requires such qualification, except where the failure to be so qualified would not have (i) a material adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of the Buyer, taken as a whole or (ii) a material adverse effect on the Buyer's ability to (A) fulfill its obligations pursuant to this Agreement and the agreements contemplated hereby or (B) to consummate the transactions contemplated hereby and thereby ((i) or (ii) being a "Buyer Material Adverse Effect").

       3.2  Authorization. The execution and delivery of this Agreement by the
            -------------
Buyer, and the agreements provided for herein, and the consummation by the Buyer of all transactions contemplated hereby, have been duly authorized by all requisite action (including, without limitation, all requisite corporate and stockholder action). This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer, except for such violations as would not have a Buyer Material Adverse Effect; (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator to which the Buyer or its assets are a party, except for violations which would not have a Buyer Material Adverse Effect; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer is or may be bound, except as set forth on Schedule 3.2
                                                                 ------------
hereto or except for events which would not have a Buyer Material Adverse Effect. Schedule 3.2 hereto sets forth a true, correct and complete list of all
        ------------
consents and approvals of third parties regulatory, contractual or otherwise that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

       3.3  Actions and Proceedings. There are no actions, suits or claims,
            -----------------------
legal, administrative or arbitral proceedings pending or, to the knowledge of the Buyer, threatened against or involving the Buyer that individually or in the aggregate could have a Buyer Material Adverse Effect. To the knowledge of the Buyer, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a Buyer Material Adverse Effect.

       3.4  Conflicting Agreements. The Buyer is not presently a party to any
            ----------------------
agreement (excluding any agreements of the Seller which are being assumed by the Buyer hereunder) with any party, other than Harris Bank and Trust Company, that prohibits the payment of amounts due under this Agreement to the Seller by the Buyer.

       3.5  Disclosure. No representation or warranty by the Buyer in this
            ----------
Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

4.     Access to Information; Public Announcements; Employee Matters.
       -------------------------------------------------------------

       4.1  Access to Management, Properties and Records.
            --------------------------------------------

            (a) From the date of this Agreement until the Closing Date, the Seller shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer, including prospective financing sources, reasonable access upon reasonable prior notice and during normal business hours to all management personnel, offices, properties, books and records of the Seller, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Seller, and the Buyer shall be permitted to make, at the Buyer's expense, abstracts from, or copies of, all such books and records. The Seller shall furnish to the Buyer such financial and operating data and other information as to the Purchased Assets and the Plasma Operations Business as the Buyer shall reasonably request.

            (b) All investigations and reviews conducted by the Seller pursuant to this Agreement (including, without limitation, investigations and reviews conducted pursuant to this Section 4.1) shall be conducted in such a
                                   -----------
manner, including frequency, so as not to interfere with the business or operations of the Seller (including, without limitation, the Plasma Operations Business) or the performance by the Seller's employees of their duties and responsibilities to the Seller.

          (c) If the Buyer, at its option and expense, prior to the Closing Date, elects to have a report or reports prepared by an engineer or other professional selected by the Buyer, to confirm that the Melville Facility (i) except where such noncompliance would not have a Material Adverse Effect, complies with all applicable federal, state and local environmental and wetlands laws, rules and regulations and that there is not now, and never has been, manufacture, storage, or disposal of hazardous wastes at the Melville Facility in material violation of said laws, rules and regulations, except for instances which would not have a Material Adverse Effect, (ii) except where such noncompliance would not have a Material Adverse Effect, complies with all applicable building, health and fire codes, and subdivision control laws, rules and regulations, and (iii) does not contain any friable asbestos, the Seller shall cooperate with such engineer or professional to the extent reasonably necessary to prepare such reports, including, without limitation, providing such engineer or professional reasonable access to the Melville Facility and necessary records, and arranging interviews with employees of the Seller. In addition, the Buyer and its agents shall be given access to the Melville Facility to show the Melville Facility to third parties (including, without limitation, contractors, engineers, architects, insurers, banks and other lenders) and to perform any and all tests, borings, inspections, land surveys, topographical, environmental and engineering studies, and measurements which the Buyer deems necessary or appropriate. Upon completion of all such tests and examinations, Buyer shall restore the Melville Facility to substantially the same condition that existed prior to conducting any such tests and investigations. In addition, the Buyer shall indemnify the Seller, its officers, directors, employees, and agents for any and all damages resulting from the physical process of conducting any such tests, examinations or inspections by the Buyer or any of the Buyer's employees or agents.

          (d) The Seller shall authorize the release to the Buyer of all files reasonably requested by the Buyer, which pertain to the Purchased Assets or the Plasma Operations Business, held by any federal, state, county or local authorities, agencies or instrumentalities.

     4.2  Confidentiality. All information not previously disclosed to the
          ---------------
public or generally known to persons engaged in the respective businesses of the Seller or the Buyer which shall have been furnished by the Buyer or the Seller, or their directors, officers, employees or agents, to the other party or the other party's directors, officers, employees or agents, in connection with the transactions contemplated hereby or as provided pursuant to this Section 4 shall not be disclosed to any person other than their respective employees, directors, attorneys, accountants, due diligence consultants, lenders or financial advisors who are subject to a duty of confidentiality or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business or otherwise of the other party hereto.

     4.3  Public Announcements. The parties agree that prior to the Closing
          --------------------
Date, except as otherwise required by law, any and all public announcements or other public communications concerning this Agreement and the purchase of the Purchased Assets by the Buyer shall be subject to the approval of both parties, which approval shall not be unreasonably withheld.

     4.4  Matters Related To Employees of the Plasma Operations Business.
          --------------------------------------------------------------

          (a) Immediately prior to the Closing, the Buyer shall offer employment in the Plasma Operations Business at the Melville Facility (as purchased by the Buyer at the Closing) to all of the Seller's employees who are then employed at the Melville Facility in the Plasma Operations Business, except for the employees listed on Schedule 4.4(a), who will be retained by the Seller
                            --------------
(the employees to whom the Buyer will offer employment being herein referred to as the "Transferred Employees"), such employment to be effective upon the
        ---------------------
Closing and to be upon terms (including salary and benefits) at least as favorable to the Transferred Employees as the terms enjoyed by such Transferred Employees immediately prior to the Closing;

          (b) Effective immediately prior to the Closing, Seller shall terminate each of the Transferred Employees; and

          (c) The Buyer shall credit each of the Transferred Employees whom the Buyer offers employment to on the Closing Date and whom accept such employment (the "Buyer Employees") with all their time of service with the Seller pursuant
      ---------------
to the Buyer's medical and other benefits plans in computing the benefits available to such Buyer Employees under the Buyer's benefit plans and shall allow such Buyer Employees to carry over all of their vacation time accrued and not taken during their employment with the Seller.

     4.5  Agreements With Respect to Seller's 401(k) Plan. With respect to the
          -----------------------------------------------
Seller's 401(k) Plan,

          (a) Prior to the Closing Date, Seller will not amend or terminate Seller's 401(k) Plan except as required by this Agreement or as required to maintain qualification of such plan under Section 401(a) of the Code.
                                          -------------

          (b) By not later than one week following the Closing Date, the Seller shall transfer to the plan all loan repayments and elective contributions withheld by the Seller by payroll deduction from plan participants but not previously transferred to the plan by the Seller. In addition, the Seller shall promptly reimburse the Buyer in full for all employer matching contributions made by the Buyer with respect to elective contributions made by participants in respect of the plan year prior to the Closing Date, such matching contributions to be made as provided on Schedule 4.5(a) hereto.
                          --------------

          (c) Seller shall amend Seller's 401(k) Plan, effective as of the Closing Date, to designate Buyer as the "Employer" and sponsor of Seller's 401(k) Plan. Seller shall amend Seller's 401(k) Plan, effective as of the Closing Date, to provide specifically that the transfer of employment of the Transferred Employees shall not be a break in service or other termination of employment by any Transferred Employee for purposes of Seller's 401(k) Plan, including without limitation any outstanding loans to participants from Seller's 401(k) Plan.

          (d) Buyer agrees to assume the responsibilities of, and to act as, the "Employer" and sponsor of the Seller's 401(k) Plan from and after the Closing Date. As sponsor of the Seller's 401(k) Plan after the Closing Date, Buyer shall have full power in its discretion to maintain, or to amend, modify, merge or terminate, Seller's 401(k) Plan. After the Closing Date

Buyer will withhold by payroll deduction all required participant loan repayments for participant loans of Transferred Employees from Seller's 401(k) Plan.

          (e) Buyer shall have responsibility for preparation and filing of an Annual Report (Form 5500 Series) for Seller's 401(k) Plan for the calendar year in which sponsorship of the plan is transferred from Seller to Buyer and for distribution to Participants of any required Summary Annual Report relating to such Annual Report.

5.   Pre-Closing Covenants of the Seller.  From and after the date hereof and
     -----------------------------------
until the Closing Date:

     5.1  Conduct of Business.  The Seller shall conduct the Plasma Operations
          -------------------
Business in the ordinary course of business and in a manner consistent with the past practices of the Seller, except as agreed to in writing by the Buyer. Without the prior written consent of the Buyer, the Seller shall not, except in connection with the transactions contemplated by this Agreement:

          (a) incur any obligation or liability (absolute or contingent) with respect to the Plasma Operations Business, except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

          (b) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the Purchased Assets;

          (c) sell, assign, or transfer any of the Purchased Assets, except for inventory sold in the ordinary course of business;

          (d) cancel any debts or claims with respect to the Plasma Operations Business, except in the ordinary course of business;

          (e) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its employees employed in the Plasma Operations Business, other than increases in the ordinary course of business consistent with past practice, or engage any employee in the Plasma Operations Business for a salary in excess of $50,000 per annum;

          (f) except for a termination of the Seller's Exclusive License Agreement #3 with the New York Blood Center for Virally Inactivated Transfusion Plasma Products, waive any rights of material value contained in the Purchased Assets;

          (g) except for the Seller's Exclusive License Agreement #3 with the New York Blood Center for Virally Inactivated Transfusion Plasma Products, modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount and which are contained in the Purchased Assets;

          (h) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement relating to the Plasma Operations Business by which it or any of the Purchased Assets are bound;

          (i) fail to (i) use commercially reasonable efforts to keep in faithful service the present officers and key employees of the Plasma Operations Business and (ii) use commercially reasonable efforts to maintain the Purchased Assets which are tangible assets in good repair, ordinary wear and tear excepted;

          (j) materially alter any billing or collections practices with respect to the Plasma Operations Business;

          (k) defer the payment of any obligations included in the Assumed Liabilities other than in the ordinary course consistent with past practice;

          (l)  commit or agree to do any of the foregoing in the future; or

          (m) take any other action that would cause any of the representations and warranties made by the Seller in this Agreement not to be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

     5.2  Taxes.  The Seller will, on a timely basis, file all tax returns for
          -----
and pay any and all taxes which shall become due on account of the operation of the Plasma Operations Business or the ownership of the Purchased Assets for all periods prior to the Closing Date.

     5.3  Communication with Customers and Suppliers. The Seller and the Buyer
          ------------------------------------------
will cooperate in their communications with suppliers to and customers of the Plasma Operations Business to accomplish the transfer of the Purchased Assets to the Buyer on the Closing Date.

     5.4  Continuing Obligation to Inform. From time to time prior to the
          -------------------------------
Closing, the Seller and the Buyer will deliver or cause to be delivered to the other supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date.

     5.5  Exclusive Dealing. Except as otherwise required by applicable
          -----------------
fiduciary obligations, the Seller will not, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a material portion of the Purchased Assets, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Seller shall promptly notify the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made.

     5.6  Covenant to Meet Closing Conditions. The Buyer and the Seller will,
          -----------------------------------
and will cause their affiliated and related parties to, cooperate and expend commercially reasonable efforts to meet and fulfill the conditions to Closing and other obligations to be performed or fulfilled by them under this Agreement to the end that the transactions contemplated by this Agreement shall be consummated.

6.   Conditions to Obligations of the Buyer.  The obligations of the Buyer under
     --------------------------------------
this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

     6.1   Continued Truth of Representations and Warranties of the Seller;
           ---------------------------------------------------------------
Compliance with Covenants and Obligations. The representations and warranties of
-----------------------------------------
the Seller shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Seller shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     6.2   Corporate Proceedings. All corporate and other proceedings required
           ---------------------
to be taken on the part of the Seller to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Purchased Assets shall have been taken.

     6.3   Governmental Approvals. All governmental agencies, departments,
           ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Seller of the transactions contemplated by this Agreement and the operation of the Seller's business by the Buyer shall have consented to, authorized, permitted or approved such transactions.

     6.4   Consents of Lenders, Lessors and Other Third Parties. The Seller
           ----------------------------------------------------
shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Seller to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 2.3 hereto. Without limiting the
                                       ------------
generality of the foregoing, the Seller shall obtain from SCIDA a certificate executed by SCIDA substantially in the form of Exhibit B hereto in which SCIDA
                                               ---------
approves the assignment to the Buyer of the Seller's interest in the Facility Lease and certifies to certain matters set forth therein. In addition, without limiting the generality of the foregoing, the Seller shall obtain (i) a consent substantially in the form of Exhibit C hereto from the Suffolk County Sewer
                             ---------
Agency approving the assignment of the Sewer Agreement to the Buyer, and (ii) a consent substantially in the form of Exhibit D hereto from Flatbrick LLC
                                     ---------
approving the assignment to the Buyer of the Seller's interest in that certain Agreement of Lease dated July 10, 1998 by and between Flatbrick LLC, as landlord, and the Seller, as tenant, with respect to property locally known as 3 Huntington Quadrangle, Melville, New York.

     6.5   Adverse Proceedings. No action or proceeding by or before any court
           -------------------
or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own or use the Purchased Assets after the Closing.

     6.6   Opinion of Counsel.  The Buyer shall have received an opinion of
           ------------------
Palmer & Dodge LLP, counsel to the Seller, dated as of the Closing Date, substantially in the form attached hereto as Exhibit E.
                                             ---------

     6.7   Opinion of Special Counsel. The Buyer shall have received a copy of
           --------------------------
the opinion of Morris, Nichols, Arsht & Tunnell, special counsel to the Seller, to the Seller dated as of the Closing Date, substantially in the form attached hereto as Exhibit F.
          ---------

     6.8   Financing.  The Buyer shall have obtaining financing comprising a
           ---------
minimum of $21,500,000 in term debt and $5,000,000 as a working capital revolver to enable it to consummate the transactions contemplated hereby and to provide for a sufficient level of working capital for the Buyer after the Closing, on terms and conditions satisfactory to the Buyer.

     6.9   Bank Subordination Agreement. The Seller shall have executed and
           ----------------------------
delivered to the Buyer a Subordination Agreement between the Seller and the Buyer's senior lender in form and substance satisfactory to such senior lender (the "Bank Subordination Agreement").
      ----------------------------

     6.10  License Agreements. The Seller shall have executed and delivered to
           ------------------
the Buyer license agreements in the form of Exhibits G, H and I attached hereto.
                                            -------------     -

     6.11  Transition Services Agreement.  The Seller shall have executed and
           -----------------------------
delivered to the Buyer a Transition Services Agreement substantially in the form of Exhibit J attached hereto.
   ---------

     6.11  Engineer's Report. On or prior to the Closing Date, the Buyer shall
           -----------------
have received the engineer's report, if any, referred to in Section 4.1(c).
                                                            -------------

     6.12  Closing Deliveries.  The Buyer shall have received at or prior to the
           ------------------
Closing each of the following documents:

           (a)  a bill of sale substantially in the form attached as Exhibit K
                                                                     ---------
hereto;

           (b) such other instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, the Seller's interest in the Purchased Assets (other than the leasehold interest in the Melville Facility), except for the Permitted Encumbrances;

           (c) such warranty deeds and instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, the Seller's leasehold interest in the Melville Facility, free and clear of Exceptions other than Permitted Exceptions;

           (d) such certificates of the Seller's officers and such other documents evidencing satisfaction of the conditions specified in Section 6 as
                                                                 ---------
the Buyer shall reasonably request;

           (e) a certificate of the Secretary of State of the State of Delaware and each of the jurisdictions set forth on Schedule 2.1 as to the legal
                                           ------------
existence and good standing of the Seller in such jurisdictions;

           (f) certificates of the Secretary or Assistant Secretary of the Seller attesting to the incumbency of the Seller's officers, respectively, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, and the authenticity and validity of the charter documents;

           (g)  a title policy or policies (together, the "Title Policy") from
                                                           ------------
one or more title companies reasonably acceptable to the Buyer and the Buyer's lender (the "Title Insurer"), in form and substance reasonably satisfactory to
             -------------
the Buyer and the Buyer's lender covering the interest in the Melville Facility being acquired by the Buyer;

           (h) a survey of the Melville Facility prepared by a registered land surveyor in form and substance reasonably acceptable to the Buyer and its lender;

           (i) such affidavits and indemnities executed by the Seller as the Title Insurer may reasonably require in order to omit from the Title Policy all exceptions for (i) judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to the Seller; (ii) parties in possession; (iii) mechanics' liens; and (iv) hazardous waste (if applicable);

           (j)  a cross receipt executed by the Buyer and the Seller; and

           (k) such other documents, instruments or certificates as the Buyer may reasonably request.

7.   Conditions to Obligations of the Seller.  The obligations of the Seller
     ---------------------------------------
under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of the Seller:

     7.1   Continued Truth of Representations and Warranties of the Buyer;
           --------------------------------------------------------------
Compliance with Covenants and Obligations. The representations and warranties of
-----------------------------------------
the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Seller. The Buyer shall have performed and complied with all terms, conditions, obligations, covenants, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     7.2   Corporate Proceedings. All corporate and other proceedings required
           ---------------------
to be taken on the part of the Buyer or the Seller to authorize or carry out this Agreement shall have been taken.

     7.3   Governmental Approvals. All governmental agencies, departments,
           ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer or the Seller of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

     7.4   Consents of Lenders, Lessors and Other Third Parties. The Buyer and
           ----------------------------------------------------
the Seller shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer and the Seller to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedules 2.3 and 3.3 hereto.
                               -------------     ---

     7.5  Adverse Proceedings. No action or proceeding by or before any court or
          -------------------
other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Assets.

     7.6  Opinion of Counsel. The Seller shall have received an opinion of
          ------------------
Choate, Hall & Stewart, counsel to the Buyer, dated as of the Closing Date, substantially in the form attached hereto as Exhibit L.
                                             ---------

     7.7  Closing Deliveries.  The Seller shall have received at or prior to the
          ------------------
Closing each of the following documents:

          (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 7
                                                                      ---------
as the Seller shall reasonably request;

          (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Buyer in the State of Delaware;

          (c) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this agreement, and the authenticity and validity of the charter documents;

          (d)  executed General Instrument of Assumption;

          (e)  payment of the Closing Cash Amount;

          (f)  cross receipt executed by the Buyer and the Seller; and

          (g) such other documents, instruments or certificates as the Seller may reasonably request.

8.   Indemnification; Thresholds and Limitations on Liability.
     --------------------------------------------------------

     8.1  Indemnification by the Buyer and the Seller. The Buyer and the Seller
          -------------------------------------------
each hereby indemnifies and holds harmless the other party and its officers, directors, employees, Affiliates and agents against all claims (even if false, groundless or frivolous), damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) (together "Losses") incurred by the Buyer, the Seller, or
                               ------
their officers, directors, employees, Affiliates and agents which relate to, arise out of, or are incurred in connection with each and all of the following:

          (a) any breach by the indemnifying party of any representation or warranty contained in Section 2 or 3 of this Agreement;
                      ---------    -

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b) any breach of any covenant, agreement or obligation of the indemnifying party contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

          (c) any misrepresentation contained in any statement, certificate or schedule furnished by the indemnifying party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

     8.2  Additional Indemnification by the Seller. The Seller further agrees to
          ----------------------------------------
indemnify and hold harmless the Buyer and its officers, directors, employees, Affiliates and agents from any and all Losses incurred by the Buyer, which relate to, arise out of, or are incurred in connection with each and all of the following:

          (a) any claims against, or liabilities or obligations of, the Seller not specifically assumed by the Buyer pursuant to this Agreement;

          (b) The failure of the Buyer to obtain the protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to either the Seller or the transactions contemplated by this Agreement;

          (c) any warranty claim or product liability claim relating to (i) products manufactured or sold by the Seller prior to the Closing Date, or (ii) operation of the Plasma Operations Business prior to the Closing Date;

          (d) any tax liabilities or obligations of the Seller, whether or not such liabilities or obligations are set forth on Schedule 2.12 hereto, except
                                                 -------------
the tax liability with respect to which the Buyer has agreed to indemnify the Seller pursuant to Section 8.3; and
                   ------------

          (e) any claims against, or liabilities or obligations of, the Seller with respect to obligations under Company Plans not specifically assumed by the Buyer pursuant to this Agreement.

     8.3  Indemnification by the Buyer. The Buyer further agrees to indemnify
          ----------------------------
and hold harmless the Seller and its officers, directors, employees, Affiliates and agents from any and all [XXXXX], as a result of actions or operations of the Plasma Operations Business prior to the Closing Date, to the extent [XXXXX] exceed $3,000,000 in the aggregate.

     8.4  Claims for Indemnification.  Whenever any claim shall arise for
          --------------------------
indemnification hereunder the party seeking indemnification (the "Indemnified
                                                                  -----------
Party"), shall promptly notify the party from whom indemnification is sought
-----
(the "Indemnifying Party") of the claim and, when known, the facts constituting
      ------------------
the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 8.5.
                       -----------

     8.5  Defense by Indemnifying Party. In connection with any claim giving
          -----------------------------
rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

     8.6  Survival of Representations; Claims for Indemnification.  All
          -------------------------------------------------------
representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All such representations and warranties, shall expire on the first anniversary of the Closing Date, except for claims with respect thereto, if any, asserted in writing prior to such first anniversary, which shall survive until finally resolved and satisfied in full. All claims and actions for indemnity pursuant to this Section 8 for breach of any representation or warranty shall be asserted or maintained in writing on or prior to the first anniversary of the Closing Date.

     8.7  Limitation on Liability; Threshold on Liability.
          -----------------------------------------------

          (a) The maximum aggregate liability of the Seller for all claims for indemnification pursuant to Section 8.1(a) shall be $3,000,000.
                            --------------

          (b) No person (including, without limitation, any Indemnified Party) shall be entitled to any recovery for any claim for indemnification pursuant to
Section 8.1(a), and no person (including, without limitation, any Indemnifying
--------------
Party) shall be obligated to pay any such amounts, until the aggregate of all Losses incurred by the person seeking recovery reaches $250,000 (determined without regard to any qualification as to materiality contained herein), and thereafter the person seeking recovery shall only be entitled to recovery of amounts in excess of $250,000.

          (c) Notwithstanding any other requirement of this Agreement, no person (including, without limitation, any Indemnified Party) shall be entitled to any recovery for any claim for indemnification based on a breach of the representations and warranties contained in Section 2.24(i) (which are herein
                                            ---------------
referred to as the "Environmental Representations") and no person (including,
                    -----------------------------
without limitation, any Indemnified Party) shall be obligated to pay any amount in respect thereof, until the aggregate of all Losses actually incurred and paid by the person seeking recovery reaches $300,000, and thereafter the person seeking recovery shall only be entitled to recovery of amounts in excess of $300,000.

          (d)  Notwithstanding anything to the contrary set forth in this
Section 8, the limitations on liability set forth in Sections 8.7(a) and 8.7(b)
---------                                            ---------------     ------
shall not apply to indemnity claims based on a breach of the Environmental Representations or Sections 2.4 or 2.12 of this Agreement. In addition, it is
                   ------------    ----
expressly agreed that the limitations on liability set forth in Sections 8.7(a) and 8.7(b) shall not apply to indemnity claims based on Sections 8.1(b)
                                                        ---------------
(including without limitation indemnity claims based on a breach of the covenants contained in Section 9), 8.1(c), 8.2 or 8.3.
                               -   ------  ---    ---

          (e) All indemnification by the Buyer or the Seller hereunder shall be effected by the payment of cash in the amount of the indemnification liability; provided, however, that any claim for indemnification by the Buyer as a result
--------  -------
of a breach by the Seller of any representation or warranty in Section 2, other
                                                               ---------
than the Environmental Representations, shall be satisfied through set off, on a dollar-for-dollar basis, against the Deferred Cash Amount.

          (f) For purposes of the indemnity arrangements hereunder, the determination as to whether there is a breach of the Environmental Representations shall not be affected by any knowledge of the Buyer with respect thereto or any disclosure by the Seller on the Seller's Disclosure Schedule or otherwise.

          (g) The Seller shall not be obligated to indemnify or hold harmless the Buyer with respect to Losses relating to a breach of the Environmental Representations, except to the extent such Losses represent amounts actually incurred by the Buyer for remedial action or the payment of any fine, penalty or damage owed or related to out-of-pocket fees and expenses.

          (h) In determining the amount of any Losses for which an Indemnified Party is entitled to assert a claim for indemnification, the amount of any such Losses shall be determined after deducting therefrom the amount of any insurance proceeds received by such Indemnified Party in respect of such Losses.

9.   Post-Closing Agreements.  From and after the Closing Date:
     -----------------------

     9.1  Confidentiality. The Seller shall not, directly or indirectly,
          ---------------
disclose, divulge or make use of any trade secrets or other information pertaining to or contained within the Purchased Assets, including information of others relating to the Plasma Operations Business that the Seller has agreed to keep confidential, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller, and except as necessary to file tax returns or other required reports with governmental agencies, including without limitation the Securities and Exchange Commission, or as otherwise required by law or legal process. To the extent reasonably practicable, prior to any disclosure required by law, regulation or judicial order, the Seller shall advise the Buyer of such requirement so that the Buyer may seek a protective order.

     9.2  No Solicitation or Hiring of Former Employees.  Except as otherwise
          ---------------------------------------------
provided by law, for a period of five years after the Closing Date, the Seller shall not solicit any Transferred

Employee to terminate his or her employment with the Buyer or to hire any Transferred Employee who, within the preceding twelve months, was an employee of the Seller.

     9.3  Non-Competition Agreement.
          -------------------------

          (a) For a period of five years after the Closing Date, neither the Seller nor any of its subsidiaries shall, directly or indirectly, or as a stockholder, partner, employee, consultant or other owner or participant in any entity other than the Buyer, engage in or assist any other person or entity to engage in the business of fractionating plasma in the United States, Canada, Mexico, United Kingdom, Switzerland, Germany, France, Spain, Russia, China, Japan or any other country.

          (b)  The parties hereto agree that the provisions of this Section 9.3
                                                                    -----------
shall not bar the Seller or any of its subsidiaries from engaging or assisting others to engage in the business of making, using or selling virally-inactivated transfusion plasma, virally-inactivated plasma fractions or other virally-inactivated blood products or components anywhere in the world.

          (c) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 9.3 are reasonable.
                                                   -----------
In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

     9.4  Specific Performance. The Seller agrees that damages are an inadequate
          --------------------
remedy for any breach of the provisions of Sections 9.1, 9.2 or 9.3, and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of any such provision.

     9.5  Sharing of Data.
          ---------------

          (a) The Buyer shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the Plasma Operations Business or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

          (b) The Seller shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are transferred to or maintained by the Buyer to the extent that any of the foregoing relates to the operations of the Plasma Operations Business prior to the Closing Date and is reasonably

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

needed by the Seller in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations or to respond to any disputes which relate to the Plasma Operations Business or the Purchased Assets.

     9.6  Accounts Receivable. Following the Closing, the Buyer shall have the
          -------------------
right and authority to collect all Accounts Receivable and other items transferred and assigned to it by the Seller hereunder and to endorse with the name of the Seller any checks received on account of such Accounts Receivable or other items, and the Seller agrees that it will promptly transfer or deliver to the Buyer from time to time any cash or other property that the Seller may receive with respect to any claims, Contract Rights, Accounts Receivable or any other items which are among the Purchased Assets.

     9.7  Payment of Red Cross Collaboration Debt.
          ---------------------------------------

          (a) The Seller and the Buyer currently believe that in connection with new arrangements being negotiated between the Buyer and the American National Red Cross (the "Red Cross") (i) the Red Cross may release the Seller
                         ---------
from some or all of the Red Cross Collaboration Debt and/or (ii) the Buyer and the Red Cross may make arrangements pursuant to which the Buyer will directly repay the Red Cross Collaboration Debt on behalf of the Seller.

          (b) Notwithstanding the fact that the Red Cross Collaboration Debt is excluded from the Assumed Liabilities, in the event that the Seller is ever required to repay all or any portion of such Red Cross Collaboration Debt, the Buyer will, prior to any such required repayment, provide the Seller with immediately available funds, in the manner designated by the Seller, of all amounts which the Seller is required to repay with respect to the Red Cross Collaboration Debt, such that the Seller will not be required to use any of its own funds to pay any of the Red Cross Collaboration Debt which it is required to repay.

     9.8  Certain Guarantees.
          ------------------

          (a) In connection with the following consents to assignment, and associated assignments and assumptions of obligations between the Seller and the Buyer, obtained in connection with the transactions contemplated by this Agreement, the Seller was required to guaranty or remain liable to the associated third parties (collectively the "Guarantees") for certain obligations to such third parties being assumed by the Buyer from the Seller as part of the Assumed Liabilities:

                         (i) Consent to Assignment, dated August 13, 2001, of Lucent, CIT Communications Finance; and

                         (ii) Assignment and Assumption and Amendment of Processing Agreement by and among V.I. Technologies, Inc., Precision Pharma Services, Inc. and Bayer Corporation, dated August 13, 2001

                         (iii) Assignment and Assumption and Amendment of Lease and Sublease by and among V.I. Technologies, Inc., Precision

                                 Pharma Services, Inc. and Bayer Corporation, dated August 13, 2001

                         (iv) Assumption and Amendment of Mortgage, Security Agreement and Fixture Filing by and among V.I. Technologies, Inc., Precision Pharma Services, Inc., Suffolk County Industrial Development Agency, and Bayer Corporation, dated August 13, 2001

                         (v) Assumption and Amendment of Security Agreement dated as of December 22, 1997, by and among V.I. Technologies, Inc., Precision Pharma Services, Inc., Suffolk County Industrial Development Agency, and Bayer Corporation, dated August 13, 2001

                         (vi) Assumption and Amendment of Security Agreement dated as of May 1, 1996, and as modified by that certain Modification of Security Agreement dated as of December 22, 1997, by and among V.I. Technologies, Inc., Precision Pharma Services, Inc., and Bayer Corporation, dated August 13, 2001

                         (vii) Assignment and Assumption and Consent and Waiver Agreement by and among Suffolk County Industrial Development Agency, V.I. Technologies, Inc., and Precision Pharma Services, Inc., dated August 13, 2001

                         (viii) Finova Consent by and among Finova Capital Corporation, V.I. Technologies, Inc. (as agent for and on behalf of Suffolk County Industrial Development Agency), V.I. Technologies, Inc., dated August 13, 2001 and Exhibit A thereto (Instrument of Assignment and Assumption between V.I. Technologies, Inc., as agent for and on behalf of the Suffolk County Industrial Development Agency, V.I. Technologies, and Precision Pharma Services, Inc., dated August 13, 2001)

                         (ix) Assignment & Assumption & Consent & Waiver Agreement by and among 3 HQ Associates, LLC (successor to Flatbrick LLC), V.I. Technologies, Inc., and Precision Pharma Services, effective August 13, 2001

          (b) Buyer agrees, in furtherance, and not in limitation, of Buyer's obligation to fulfill and perform, in a timely manner, all of the Assumed Liabilities, that the Buyer will not do, or allow to be done, any act or omission which may create liability on the part of the Seller pursuant to any of the Guarantees.

     9.9  Transfer and Sales Tax; Certain Tax Matters.
          -------------------------------------------

          (a) The Buyer and the Seller agree, upon request of the other, to use commercially reasonable efforts to cooperate with each other to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Taxes that could be imposed on one, or both, of the Buyer and the Seller (including, but not limited to, with respect to the transactions contemplated hereby).

          (b) Notwithstanding any provisions of law imposing the burden of such taxes on the Seller or the Buyer, as the case may be, the Seller shall be responsible for and shall pay (i) all sales, use and transfer taxes and (ii) all governmental charges, if any, upon the sale or transfer of any of the Purchased Assets hereunder. If the Seller shall fail to pay such amounts on a timely basis, the Buyer may pay such amounts to the appropriate governmental authority or authorities, and the Seller shall promptly reimburse the Buyer for any amounts so paid by the Buyer. At the Closing, the Buyer will provide to the Seller a sales tax resale certificate for New York and any other state(s) that are reasonably requested by the Seller.

     9.10 FDA Matters. Capitalized terms used in this Section 9.10 but not
          -----------                                 ------------
defined in this Agreement shall have the meanings ascribed to them in CFR (S)
600.3 (2000).

          (a) After the Closing Date, the Buyer and the Seller will cooperate, consult and coordinate with one another in all respects, and provide all necessary and desirable assistance to one another, for the purposes of effecting simultaneously (i) the revocation by the FDA of the Biologics License for the licensed products listed on Schedule 9.10 (the "Licensed Products"), issued in the name of the Seller, and (ii) the issuance by the FDA of the Buyer's Biologics License for the Licensed Products. The Seller acknowledges and agrees that, during the period beginning on the Closing Date and ending upon the date which is one hundred and eighty (180) days following the date upon which the FDA issues to the Buyer a Biologics License for the Licensed Products (the "Transition Period"), the Buyer may manufacture the Licensed Products at the Melville Facility and distribute commercially and sell such Licensed Products under the Seller's current FDA-approved labeling. The provision to use the Seller's FDA approved labeling during the period subsequent to the Buyer's receipt of an FDA Biologics License is subject to the restriction that no Licensed Products bearing the Seller's label may be distributed or used by the Buyer after the end of the Transition Period, except that in the event (i) that the Buyer has in stock any previously manufactured but undistributed Licensed Products inventory under the Seller's label after the end of the Transition Period, and (ii) to avoid waste, the FDA approves the continued distribution and use of such remaining Licensed Products inventory under the Seller's label for a limited period following the Transition Period, then the Buyer may continue to distribute and use such remaining Licensed Products inventory under the Seller's label for such limited period as may be specified by the FDA. Each of the Buyer and the Seller further agree to take all such further actions and execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, notices, instruments, conveyances, and further assurances as may be reasonably necessary or desirable to give effect to, and maintain and perfect, the foregoing transactions, including without limitation the following.

               (i) During the Transition Period, the Seller will provide the Buyer with access to and copies of any and all information and materials that are necessary or desirable for the purpose of enabling the Buyer to acquire and perfect its license from the FDA, and, in addition, to manufacture the Licensed Products at the Melville Facility and distribute commercially and sell such product under the Seller's current FDA-approved labeling, including without limitation providing the Buyer with all necessary or desirable retained samples and stability samples relating to the Licensed Products.

               (ii) During the Transition Period, the Seller will cooperate with the Buyer and coordinate the delivery of all notices, applications, and any other reports or materials to be delivered by either party to the FDA in connection with the transactions contemplated in this Section 9.10. Each of the Buyer and the Seller agrees that it will not submit any notice, application, report or other materials to the FDA in connection with the foregoing transactions without first providing prior notice to the other party and a reasonable opportunity for the other party to consult with the first party prior to the submission of such material to the FDA. Each party agrees to give good faith consideration to all reasonable requests and suggestions of the other party in the course of any such consultation.

               (iii) During the Transition Period, the Seller will make all of its personnel who have expertise and or responsibility for FDA or other regulatory compliance matters reasonably available to the Buyer for the purposes of providing any assistance necessary or desirable to effect, maintain and perfect the foregoing transactions.

          (b) Until the Buyer has received from the FDA approval of its Biologics License for the Licensed Products:

               (i) The Buyer shall comply with all laws and regulations applicable to the Processing, Manufacturing, Marketing, Sales and Distribution of any Product. The Buyer assumes sole responsibility for any violation of such laws or regulations and for any liabilities arising therefrom; and

               (ii) The Buyer shall promptly (and in any event not later than the next business day thereafter) notify the Seller of any change or proposed change after the Closing Date in any Product, Production Process, Quality Controls, Equipment, Facilities, Responsible Personnel or Labeling relating to the Plasma Operations Business.

     9.11 Management Retention Payments and Buyer Employee Bonuses.
          -------------------------------------------------------

          (a) The Seller shall reimburse the Buyer, within five (5) business days after a request therefor by the Buyer, for all amounts paid by the Buyer to the Key Employees pursuant to the letter agreements listed on Schedule 9.11
                                                              -------------
hereto.

          (b) The Seller shall reimburse the Buyer, within five (5) business days after a request therefor by the Buyer, for all amounts, up to an aggregate cap of $200,000, paid by the Buyer to the Buyer Employees in respect of bonuses earned by such person for services rendered in calendar year 2001 to the Seller and the Buyer.

     9.12 Insurance Coverage. The Buyer shall maintain, until the first
          ------------------
anniversary of the Closing Date, business interruption and liability insurance coverage in amounts at least equal to the coverage maintained by the Seller immediately before the Closing Date with respect to the Plasma Operations Business.

10.  Termination of Agreement.


     10.1  Termination by Lapse of Time. This Agreement shall terminate at 5:00
           ----------------------------
p.m., Boston time, on August 31, 2001, if the transactions contemplated hereby have not been consummated by such time, unless such date is extended by the written consent of all of the parties hereto.

     10.2  Termination by Agreement of the Parties. This Agreement may be
           ---------------------------------------
terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Seller under this Agreement, and the Seller shall have no further obligation or liability to the Buyer under this Agreement.

     10.3  Termination by Reason of Breach. This Agreement may be terminated by
           -------------------------------
the Seller, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Seller or the failure of the Seller to perform any condition or obligation hereunder, in each case if the breaching party has not cured such breach within fifteen (15) days of receipt of written notice thereof from the non-breaching party.

     10.4  Effect of Termination.  If this Agreement is terminated and the
           ---------------------
transactions contemplated hereby are not consummated as provided above, each and every representation and warranty contained in this Agreement or any Schedule hereto, or any certificate, document or other instrument delivered by the parties in connection herewith, shall expire and none of the parties hereto shall be under any liability whatsoever with respect to any such representation or warranty; provided, however, that notwithstanding the foregoing, each party shall be and remain liable to the other in the event that the failure so to close hereunder shall occur as a consequence of the failure of a party to fully perform its covenants and agreements hereunder or the breach by a party of its representations or warranties contained herein.

11.  Brokers.
     -------

     11.1  For the Seller.  The Seller agrees to pay all fees, expenses and
           --------------
compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf in connection with the transactions contemplated by this Agreement. The Seller agrees to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Seller.

     11.2  For the Buyer.  The Buyer agrees to pay all fees, expenses and
           -------------
compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold harmless the Seller against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

12.  General Provisions.
     ------------------

     12.1  Notices.  Any notices or other communications required or permitted
           -------
hereunder shall be sufficiently given if delivered personally, sent by reputable overnight delivery service (such as Federal Express or Airborne Express) or sent by first class certified United States mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

     To the Seller:                     With a copy to:
     -------------

     V.I. Technologies, Inc.            Palmer & Dodge LLP
     Attention:  John R. Barr           Attention:  Steven N. Farber, Esq.
     134 Coolidge Avenue                One Beacon Street
     Watertown, Massachusetts 02472     Boston, Massachusetts 02108

     To the Buyer:                      With copies to:
     ------------

     Precision Pharma Services, Inc.    Ampersand IV Limited Partnership
     Attention: James A. Moose          Attention:  Richard A. Charpie
     155 Duryea Road                    55 William Street, Suite 240
     Melville, New York 11747           Wellesley, Massachusetts 02481

                                        And

                                        Choate, Hall & Stewart
                                        Attention:  Robert V. Jahrling, III, Esq.
                                        Exchange Place, 53 State Street
                                        Boston, Massachusetts 02109


     To Ampersand:                      With a copy to:
     ------------

     Ampersand IV Limited Partnership   Choate, Hall & Stewart
     Attention: Richard A. Charpie      Attention:  Robert V. Jahrling, III, Esq.
     55 William Street, Suite 240       Exchange Place, 53 State Street
     Wellesley, Massachusetts 02481     Boston, Massachusetts 02109

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) one business day after being sent, if sent by reputable overnight delivery service or (c) three business days after being sent, if sent by certified mail.

     12.2  Successors and Assigns. This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer and the Seller may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or affiliate. Any assignment in contravention of this provision shall be void.

     12.3  Entire Agreement; Amendments; Attachments. This Agreement, all
           -----------------------------------------
Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties, including without limitation that certain Letter of Intent by and between the Buyer and the Seller dated February 8, 2001. The Buyer and the Seller, by the consent of their respective Boards of Directors, or officers authorized by such Boards, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Seller; provided that neither
Section 1.7 nor Section 12 of this Agreement may be amended or modified without the express written consent of Ampersand. If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provision of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     12.4  Waivers.  No delay on the part of any party in exercising any right,
           -------
power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is not inaccuracy or breach.

     12.5  Expenses.  Except as otherwise expressly provided herein, the Buyer
           --------
and the Seller shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

     12.6  Governing Law; Forum; Jury Trial Waived. This Agreement shall be
           ---------------------------------------
governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts, without giving effect to principles of conflict or choice of laws. The Buyer, the Seller and Ampersand each consent to the exclusive jurisdiction of the federal and state courts located in Boston, Massachusetts, and hereby waive any claim of inconvenient forum. The Buyer, the Seller and Ampersand each hereby waive the right to trial by jury in connection with any dispute arising under or in connection with this Agreement and the transactions contemplated hereby.

     12.7  Section Headings.  The section headings are for the convenience of
           ----------------
the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     12.8  Severability.  The invalidity or unenforceability of any provision of
           ------------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     12.9  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed as an instrument under seal by the parties hereto as of and on the date first above written.

                              Seller:

                              V.I. TECHNOLOGIES, INC.

                               /s/ John R. Barr
                              ----------------------------------
                              By:  John R. Barr, President


                              Buyer:

                              PRECISION PHARMA SERVICES, INC.

                               /s/ James A. Moose
                              ----------------------------------
                              By:  James A. Moose, President


                              Ampersand:

                              Acknowledging agreement with respect to

                              Section 1.7 and Section 12 only:
                              -----------     ----------

                              AMPERSAND IV LIMITED PARTNERSHIP

                              By:  AMP-IV Management Company Limited

                                   Liability Company, its general partner

                               /s/ Richard A. Charpie
                              -------------------------------------------
                              By:  Richard A. Charpie, Principal Managing
                                   Member